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                                                                    EXHIBIT 10.2

                AMENDMENT TO MASTER PRODUCT FINANCING AGREEMENT

          This Amendment (the "Amendment") is entered into by and between Hologic Inc., 590 Lincoln Street, Waltham, Massachusetts 02154 ("Hologic") and Sanwa Business Credit Corporation, One South Wacker Drive, Suite 3900, Chicago, Illinois 60606 ("SBCC"), as of December 30, 1998, effective in accordance with
Section VI below.

          WHEREAS, Hologic and SBCC are parties to that certain Master Product Financing Agreement dated as of September 25, 1996 (together with all Program Supplements, the "Agreement"); and

          WHEREAS, Hologic and SBCC wish to amend the Agreement as hereinafter provided;

          NOW THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt of which is hereby acknowledged, Hologic and SBCC hereby agree as follows:

I.        Amendment.  The Agreement shall be amended as follows:
          ---------
          A. The final sentence of Section 1 is deleted in its entirety and replaced by the following:

          "Inconsistencies between a Program Supplement and this Agreement will be controlled (a) with respect to the terms of a particular Program, by the terms of the applicable Program Supplement, and (b) with respect to the Programs generally or the overall relationship between the parties and the obligations of the parties to each other and their rights under the Agreement, by the Agreement."

          B. The following definition is added to Section 2:

          "Contract Termination" shall be deemed to have occurred upon the
            --------------------
          occurrence of any of the following events: (i) the Contract is cancelled or avoided during any trial period or is not converted to a firm term Contract at the end of any applicable trial period; (ii) the Contract is terminated, cancelled or suspended prior to the end of the projected firm term thereof, or (iii) if the Contract provides for payments on a per-use or per-scan basis, the number of average monthly uses or scans over any three (3) month period occurring after any trial period is less than the number of uses or scans needed to generate cash flows equal to those contemplated for such period under the applicable Program Supplement for that Contract."

          C. The definitions of "As-Placed Investment" and "Loss" in Section 2 are deleted in their entireties and replaced by the following:

           "As-Placed Investment" means as of any date of determination, for
            --------------------
          each item of Equipment purchased under a Program Supplement, the sum of (i) the amount specified as `As-Placed Investment' in the Program Supplement or schedule thereto as of the last month for which the projected Payment amounts under the related Contract have been paid (assuming that actual payments are applied against the longest-outstanding scheduled Payment), plus (ii) the sum of any unpaid taxes or other costs and expenses accrued or incurred by SBCC with respect to the Equipment or the Contract. The As-Placed Investment will reflect the amount attributed to SBCC's unrecovered investment in Equipment through the end of the projected term (but not after the


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          projected term) of the related Contract.  Revised schedules of the
          "As-Placed Investment" and the " Residual Investment" as to particular Programs are attached hereto as Schedule A, which shall replace and
                                          ----------
          supersede the schedules of the same contained in the original Program Supplements relating to such particular Programs.

          `Loss' means the amount by which the indemnity payment paid  under
           ----
          Section 11 with respect to an item of Equipment exceeds the amount distributed to Hologic under Section 11(c)(iii) on account of the remarketed Equipment. The amount of Loss shall be reduced by the amount of any payments received by Hologic from or on behalf of the Obligor after Hologic's indemnity payment and increased by the amount of any of Hologic's unrecovered remarketing expenses (as are reasonably approved by SBCC). For purposes of calculating "Loss", the amount attributed to remarketed Equipment will be determined as follows:

                (i) if the remarketing was an arm's length, good faith cash or installment sale or a full pay-out lease in accordance with Hologic's standard practices, the gross proceeds of such sale or lease (discounted to present value provided in the last sentence of this definition);

                (ii) if the remarketing was an arm's length "true" or "operating" lease in accordance with Hologic's standard practices, the greater of (x) the fair market value of the Equipment, as determined by SBCC in good faith or (y) the gross rentals owing under such lease (discounted to present value as provided in the last sentence of this definition) plus the estimated fair market value of the Equipment at the end of the lease term, as determined by SBCC in good faith (discounted to present value as provided in the last sentence of this definition); and

                (iii) if the remarketing was other than as described above, an amount determined by SBCC in good faith.

          The discount rate to be used in the calculations described in clauses
          (i) - (iii) shall be the discount rate then used by SBCC for contracts which are the most similar to the contract resulting from the remarketing. The parties acknowledge that Hologic's remarketing expenses include (and SBCC shall approve, if reasonable in amount and scope), without limitation, the costs of Equipment transportation, de-installation and re-installation, training of Equipment purchasers or lessees and sales commissions but shall not include Hologic's overhead or the imputed cost of its own employees. Hologic's remarketing expenses shall also include, if approved in writing by SBCC before being provided, the "value" of any promotional, "loaner" or other additional Equipment or items provided by Hologic as an inducement to a purchaser or lessee to acquire repossessed Equipment, with such "value" being Hologic's actual cost of such items.

          D. The following definition is added to Section 2:

          "Super-Ineligible Contract" means a Contract that is not or ceases to be an Eligible Contract as a result of Hologic's alteration, modification, change or amendment after the date hereof (without SBCC's prior written consent) to any Contract in a manner materially adverse to SBCC or Hologic's knowing or intentional violation of its covenants under Section 6 or Section 8 of this Agreement (but, as to Section 8


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          violations only, only to the extent that the violating act, omission or occurrence does not also constitute a breach of any of Hologic's warranties under Section 5 of the Agreement).

E. Section 11 is deleted in its entirety and replaced by the following:

   "11. Repurchase of Contracts and Equipment, Indemnity.

                (a) Super-Ineligible Contracts.  In the event any Contract
                    --------------------------
          is or becomes a Super-Ineligible Contract, Hologic agrees, upon demand by SBCC and Hologic's failure to cure the violation causing the same within thirty (30) days of its receipt of written notice of such violation, to (i) compensate SBCC for its actual and direct losses caused by such violation, or (ii) repurchase the Contract and related Equipment for cash for a price equal to the Investment Balance of the Equipment. Such repurchases will be made on or before the tenth
          (10th) day of the month following the month in which repurchase is requested. After SBCC receives the Investment Balance for any repurchased Contract and Equipment, SBCC will reassign to Hologic all of its right, title and interest in the repurchased Equipment and Contract, and any Payments due thereunder, without recourse to, and without representations or warranties by, SBCC of any kind whatsoever. Any payments or compensation made by Hologic under this Section 11(a) shall be not included in any Loss Limitation as to any Contract.

                (b) Indemnity Payment.  If (i) any Contract is not an Eligible
                    -----------------
          Contract or ceases to be an Eligible Contract, or (ii) an Obligor Default occurs under any Contract purchased by SBCC, and in either case SBCC requests in writing that Hologic indemnify SBCC pursuant to this Section 11(b), Hologic will, within ten (10) days after receipt of SBCC's request, pay SBCC an amount equal to the As-Placed Investment of the subject Equipment. If an Obligor under a Contract, in exercising Contract rights that SBCC has consented to, converts its Contract to a firm term Contract or purchases the Equipment (i.e., a buy-out) and, if the present value of the Payments and Equipment under the converted Contract or buy-out (calculated by using the discount rate then used by SBCC for contracts which are most similar to the subject Contract) is less than the As-Placed Investment plus the Residual Investment for such Contract as of the date of conversion, then Hologic will pay such shortfall to SBCC within ten (10) days after the conversion or, if applicable, Hologic's receipt of SBCC's notification of the amount due.

                (c) Remarketing, Contract Terminations.  Upon Hologic's payment
                    ----------------------------------
          of a Section 11(b) indemnity or a Contract Termination with respect to any Contract, Hologic will promptly take all reasonable steps to recapture possession of the Equipment covered by such Contract and to use its best efforts to promptly remarket the Equipment. All remarketing proceeds of such Equipment, including, without limitation, after the Remarketing Period (as defined below) ends, net of any costs and expenses reasonably approved by SBCC ("Proceeds"), will be applied in the following order:

                    (i) to SBCC, up to the amount of its unrecovered As-Placed
                        Investment (if any) for the Equipment;


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                    (ii)   to SBCC, up to the amount of its unrecovered Residual
                           Investment for the Equipment;

                    (iii) to Hologic, up to the indemnity amount paid to SBCC under Section 11(b) with respect to the Equipment; and then

                    (iv) thirty percent (30%) to SBCC and seventy percent (70%) to Hologic.

          If Hologic remarkets Equipment for which a Contract Termination has occurred, and at the end of the Remarketing Period (as defined below) the proceeds of such remarketing, after application as provided in clauses (i)-(iv) above have not reduced SBCC's As-Placed Investment and Residual Investment to zero, Hologic will, within ten (10) days after completion of the remarketing, or, if applicable, Hologic's receipt of SBCC's notification of the amount due, pay SBCC an amount equal to such shortfall. Hologic will notify SBCC of its receipt of any Proceeds after the Remarketing Period ends.

                (d) Determination and Timing of Certain Indemnity Payments.  The
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          determination and timing of Hologic's payment of any amount owed to
          SBCC under Section 11(c) above (a "Section 11(c) Payment") shall be as follows:

                    (i) As used herein, the term "Remarketing Period" means, as to any Contract, the period commencing on the date on which Hologic is first able to take legal possession and dispose of the Equipment subject to such Contract, and shall end at the earlier of (A) the date on which Hologic actually receives the Proceeds of such Equipment, and (B) the later of (I) July 31, 1999, and
                         (II) the date nine months after the commencement of such Period; provided, however, that the Remarketing Period for any particular item of Equipment shall be tolled during any time that Hologic is legally stayed, enjoined or otherwise prevented from disposing of such Equipment.

                    (ii) Hologic shall remit to SBCC any Section 11(c) Payment payable hereunder as to any Contract within ten (10) days of the earlier of (A) Hologic's receipt of the Proceeds of such Contract, and (B) the end of the Remarketing Period with respect to such Contract (the "Section 11(c) Payment Deadline").


                (e) Limitation on Indemnity and Payment Obligations. Subject to
                    -----------------------------------------------
          Section 11(f) below, the maximum amount of Loss which Hologic will be required to bear on account of its indemnities and


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          payment obligations under this Agreement (the "Loss Limitation") in the aggregate shall be equal to the greater of:

                    (i) ten percent (10%) percent of the aggregate Fair Market Value Purchase Price paid for all Contracts and Equipment purchased under this Agreement, or

                    (ii) the aggregate Fair Market Value Purchase Price paid
                         for the first four Contracts (and the Equipment covered thereunder) purchased under this Agreement.

                (f) Scope of Loss Limitation.  The limitation on Losses set
                    ------------------------
          forth at Section 11(e) above applies to all Losses resulting from
          Section 11(b) and 11(c) indemnities and payments (that is, to all Losses on account of all Obligor Defaults, all Contract Terminations and all Contracts which become or are not Eligible Contracts and any other indemnity obligations of or payments by Hologic arising under this Agreement, the intent of the parties being that Hologic shall in no event be or become liable to pay to SBCC more than the Loss Limitation; except, that such limitation shall not apply only to any losses suffered by SBCC on any Contracts that are or become Super-Ineligible Contracts. Also, the parties acknowledge that, while this Amendment relates to both programs governed by the Agreement (that is, both the so-called "Strategic Alliance Program" (or "SAP") and the Lease Program), there shall be a separate Loss Limitation for each such program, each based on the Fair Market Value Purchase Price of the Contracts and Equipment relating to that particular program.

                (g) Excess Loss; Continuing Obligations.  If Hologic's aggregate
                    -----------------------------------
          Loss resulting from its indemnities and payments under this Agreement exceeds the Loss Limitation computed under Section 11(d), then Hologic may invoice SBCC for the amount of such excess Loss. SBCC will refund the excess Loss within ten (10) days after receipt of Hologic's invoice (provided that the invoice shows the calculations of the excess Loss). Nothing in this Section 11(g) shall relieve Hologic from its obligation to remarket Equipment for SBCC on a best-efforts basis (and at SBCC's risk and expense) if Hologic's Loss Limitation is reached under this Section 11.

                (h) Remarketing and Recovery Reports.  Hologic will provide
                    --------------------------------
          monthly remarketing and recovery reports to SBCC, which shall be in a form reasonably acceptable to SBCC and which shall specify, for remarketings and recoveries occurring during such month, (a) the amount of proceeds and remarketing costs for Equipment which was remarketed during such month but before the end of its Remarketing Period , (b) the proceeds and remarketing costs for Equipment which was remarketed during such month but after its Remarketing Period, and
          (c) all non-remarketing payments and recoveries received on account of Contracts or Equipment for which Seller has previously paid a Section 11(b) 11(c) payment or indemnity. These reports will be provided to SBCC in a timely manner.

                    (i) Section Controls Over Program Supplements.
                        -----------------------------------------
                        Notwithstanding any provision of this Agreement or any Program Supplement, this Section 11 shall control over and supersede any conflicting provisions of Program Supplements."


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          II.   Certain Changes to Obligor Contracts.
                ------------------------------------

                A. Early Termination. Hologic may waive, or delete from, any or
                   -----------------
          all Obligor Contracts that do not contain minimum fixed monthly payments the provision that requires an Obligor's termination of such a Contract to be preceded by ninety (90) days written notice, and Hologic may otherwise accept such termination immediately upon Obligor's notice that it wishes to terminate.

                B. Contract Conversions.  The parties acknowledge that Hologic,
                   --------------------
          with SBCC's knowledge, has endeavored to cause certain Obligors holding "pay per scan" Contracts who may otherwise terminate such Contracts to convert such Contracts to fixed payment leases or similar Contracts, and that Hologic may continue to do so in accordance with the parties' current practice. All such "conversions" have been, and will continue to be, effective upon acceptance by SBCC.

          III.  Severability.
                ------------

                Any provision of this Amendment which is prohibited by or is unlawful or unenforceable under any applicable law of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof; provided, however, that any such prohibition in any jurisdiction shall not invalidate such provision in any other jurisdiction; provided, further, that where the provisions of any such applicable law may be waived, they hereby are waived by Hologic and SBCC to the full extent permitted by applicable law to the end that this Amendment shall be deemed to be a valid and binding agreement in accordance with its terms.

          IV.   Counterparts.
                ------------

                This Amendment may be executed in any number of counterparts and/or by facsimile, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute one and the same Amendment.

          V.    Governing Law.
                -------------

                This Amendment shall be construed and governed according to the laws of (but not the choice of law rules of) the State of Illinois.

          VI.   Binding Effect.
                --------------

                This Amendment shall be binding upon and inure to the benefit of Hologic and SBCC and their respective successors and assigns. Except as hereby amended, the Agreement shall otherwise remain in full force and effect, and the term "Agreement" shall refer to the Agreement as hereby modified.

          VII.  Interest on Late Payments.
                -------------------------

                All payments required to be made hereunder not made within ten
          (10) days of the date due hereunder shall bear interest at the rate of twelve percent (12%) per annum from the date on which such payment becomes due through the date payment is actually made. Interest payable hereunder shall not be included in any Loss Limitation.

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute this Amendment, effective as of September 25, 1996.

                                 HOLOGIC, INC.


                                 By: /s/ Glenn P. Muir
                                     -----------------
                                     Name: Glenn P. Muir
                                     Title: Vice President/Treasurer



                                 SANWA BUSINESS CREDIT CORPORATION


                                 By: /s/ Thomas P. McGlinch
                                     ----------------------
                                 Name: Thomas P. McGlinch
                                 Title: Vice President